UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2017

Behringer Harvard Opportunity REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51961	20-1862323
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

14675 Dallas Parkway, Suite 600, Dallas, Texas

75254

(Address of principal executive offices)

(Zip Code)

(866) 655-3650

(Registrant’s telephone number, including area code)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

On January 30, 2017, Behringer Harvard Opportunity REIT I, Inc. (the “Company”) reconvened its annual meeting of stockholders originally scheduled for January 23, 2017 (the “Annual Meeting”).  As of October 27, 2016, the record date for the Annual Meeting, there were 56,500,472 shares of the Company’s common stock outstanding and entitled to vote.

At the reconvened Annual Meeting, the Company submitted the following proposals to the vote of the Company’s stockholders. The proposals are discussed in detail in the Company’s definitive proxy statement dated November 10, 2016 and filed with the Securities and Exchange Commission on November 2, 2016.  The proposals are summarized below:

1.              Approval of a plan of complete liquidation and dissolution of the Company (the “Plan of Liquidation Proposal”);

2.              Approval of certain amendments to the Company’s charter (collectively, the “Charter Amendment Proposals”) described below:

a.              An amendment of the Charter to exclude the distribution of interests in a liquidating trust from the definition of a “roll-up transaction” (the “Roll-up Definition Proposal”);

b.              An amendment of the Charter to eliminate the requirement to distribute a specific report with audited financial statements, related-party and other information to stockholders each year (the “Reporting Proposal”); and

c.               An amendment of the Charter to remove the quorum requirement (the “Quorum Proposal”);

3.              Election of four directors; and

4.              Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

A fifth proposal to adjourn the Annual Meeting (even if a quorum was present) to solicit additional votes to approve the Plan of Liquidation Proposal or any of the Charter Amendment Proposals if there were not sufficient votes in favor of any of the proposals (the “Adjournment Proposal”) was approved at the Annual Meeting on January 23, 2017.

As of the date of the reconvened Annual Meeting, the Company had sufficient votes to approve all proposals other than the Reporting Proposal.

Proposal 1 — the Plan of Liquidation Proposal

The Company’s stockholders approved a plan of complete liquidation and dissolution of the Company.  The following are the voting results:

For	Against	Abstain	Broker Non-Votes
31,523,532	1,755,004	1,314,569	4,471,278

Proposal 2a — the Roll-up Definition Proposal

The Company’s stockholders approved an amendment to the Company’s charter to exclude the distribution of interests in a liquidating trust from the definition of a “roll-up transaction.”  The following are the voting results:

For	Against	Abstain	Broker Non-Votes
28,988,399	3,339,264	2,265,441	4,471,279

Proposal 2c — the Quorum Proposal

The Company’s stockholders approved an amendment to the Company’s charter to remove the quorum requirement.  The following are the voting results:

For	Against	Abstain	Broker Non-Votes
28,346,854	4,259,541	1,986,709	4,471,279

Proposal 4

The Company’s stockholders elected the four nominees listed below to serve as directors until the next annual meeting of stockholders, or as otherwise provided in the Company’s governing documents.  The votes cast with respect to each director were as follows:

Nominee	For	Withhold	Broker Non-Votes
Barbara C. Bufkin	30,637,742	3,955,364	4,471,277
Michael D. Cohen	30,655,375	3,937,731	4,471,277
Terry L. Gage	30,652,111	3,940,995	4,471,277
Steven J. Kaplan	30,642,303	3,950,803	4,471,277

Proposal 5

The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2016.  The following are the voting results:

For	Against	Abstain	Broker Non-Votes
36,438,979	1,239,347	1,386,057	—

Upon approval of the Plan of Liquidation Proposal, the Roll-up Definition Proposal, the Quorum Proposal, the election of directors and the ratification of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for 2016, the Company adjourned the Annual Meeting until February 17, 2017 in order to solicit additional votes in favor of the Reporting Proposal.  The reconvened Annual Meeting will be held on February 17, 2017 at 10:00 a.m., Central Time, at the principal executive offices of the Company, 14675 Dallas Parkway, Suite 600, Dallas, Texas 75254.

Since the Company is continuing to solicit additional votes in favor of the Reporting Proposal, the amendments to the Company’s charter approved on January 30, 2017 will be filed with the State of Maryland after voting on the Reporting Proposal is completed at the reconvened Annual Meeting.

Valid proxies for the Reporting Proposal submitted before the Annual Meeting and adjournments of it will continue to be valid for the reconvened Annual Meeting, unless properly changed or revoked before votes being taken at the reconvened Annual Meeting.  The record date of October 27, 2016 will remain the same for the reconvened Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT I, INC.

Dated: February 2, 2017	By:	/s/ Terri Warren Reynolds
Terri Warren Reynolds
Senior Vice President – Legal, General Counsel, and Secretary